EXHIBIT 99.4

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UNITEDGLOBALCOM, INC.
CLASS B COMMON STOCK
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2005

      The undersigned hereby appoints Michael T. Fries, Frederick G. Westerman III, and Valerie L. Cover or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting (the “Special Meeting”) of Stockholders of UNITEDGLOBALCOM, INC. (the “Company”) to be held on June 14, 2005, and at any adjournments or postponements thereof, and to vote thereat all of the shares of Class B Common Stock of the Company held of record by the undersigned at 5:00 p.m., New York City time, on May 3, 2005, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1 (ADOPTION OF THE AGREEMENT AND PLAN OF MERGER). IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATION.

      This proxy revokes all previous proxies with respect to the Special Meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus relating to the Special Meeting is hereby acknowledged.

      To make address changes and/or comments, mark the corresponding box on the reverse side.

      (Continued and to be marked, dated, and signed on the reverse side. )

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Please mark here for address change or
comments. See reverse side.
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Please mark an “X” in the appropriate box.

CLASS B COMMON

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 1: AGREEMENT AND PLAN OF MERGER: Adoption of the Agreement and Plan of Merger, dated January 17, 2005, among Liberty Media International, Inc., the Company, Liberty Global, Inc., Cheetah Acquisition Corp. and Tiger Global Acquisition Corp.
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PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

Signature(s)	Date:

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

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